EXHIBIT 5.1

January 29, 2016

Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144

Re:	Registration Statement on Form S-8 Relating to 2,384,251 Shares of Common Stock, Par Value $.01 Per Share, to be Issued Pursuant to the Post Holdings, Inc. 2016 Long-Term Incentive Plan

Ladies and Gentlemen:

I am an attorney duly licensed to practice law in the State of Missouri. With reference to the Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on January 29, 2016, by Post Holdings, Inc., a Missouri corporation (the “Company”), pertaining to the proposed issuance by the Company of up to 2,384,251 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), as provided in the Post Holdings, Inc. 2016 Long-Term Incentive Plan (the “Plan”). I have examined such corporate records of the Company, such laws and such other information as I have deemed relevant, including the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and resolutions adopted by the Board of Directors relating to such issuance, the written document constituting the Plan, certificates received from state officials and statements I have received from officers and representatives of the Company. In delivering this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to me by officers and representatives of the Company.

Based solely on the foregoing, I am of the opinion that:

(i)	the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, when issued by the Company in accordance with the Plan, will be validly issued, fully paid and nonassessable.

I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. I further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as the Company deems necessary in the course of complying with the laws of the states and jurisdictions as it deems necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Plan.

Sincerely,

/s/ Diedre J. Gray
Diedre J. Gray
Senior Vice President, General Counsel and Chief Administrative Officer, Secretary